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EXHIBIT 11

The following table sets forth the computation of basic and diluted earnings per share:

                                                         (Expressed in U.S. Currency)
                                                         Three months ended March 31,
                                                          2004                2003
                                                      ------------         ------------
Numerator:
Net Income (loss)                                     $    246,379         $   (628,717)
Dividends on Series A preferred stock                         (770)                (763)
Dividends on Series B preferred stock                            -              (83,466)
Dividends on Series C preferred stock                       (5,838)                   -
                                                      ------------         ------------

Numerator for basic and diluted loss per
share loss available to common shareholders           $    239,771         $   (712,946)
                                                      ------------         ------------

Denominator:
Denominator for basic loss per share-
weighted average shares outstanding                     11,242,663           10,692,674
Effect of dilutive securities                            1,223,024                    -
Warrants                                                   952,784                    -
                                                      ------------         ------------

Dilutive potential common shares denominator
for diluted earnings (loss) per share adjusted
weighter-average shares and assumed conversion          13,418,471           10,692,674

                                                      ------------         ------------

Basic earnings (loss) per share                       $       0.02         $      (0.07)
                                                      ------------         ------------

Diluted earnings (loss) per share                     $       0.02         $      (0.07)
                                                      ------------         ------------
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